CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated February 4, 1999, with respect to the statutory-basis financial statements of Annuity Investors Life Insurance Company and the financial statements of Annuity Investors
Variable Account B, in Post-effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-51955) and Post-effective Amendment No. 13 to the
Registration  Statement  (Form  N-4 No.  811-08017)  and  related  Statement  of
Additional  Information  of Annuity  Investors  Variable  Account B dated May 1,
1999.



                                                   Ernst & Young LLP



Cincinnati, Ohio
April 27, 1999